Exhibit 99.1

SPHERIX	Investor Relations Phone: (301) 897-2564 Email: info@spherix.com

SPHERIX ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

BETHESDA, MD (May 15, 2012) — Spherix Incorporated (NASDAQ: SPEX) — an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis, and provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies — today reported financial results for the three months ended March 31, 2012, and recent and upcoming business highlights.

First Quarter and Upcoming Highlights

•                  Pharmaceutical Development

•                  The U.S. Food and Drug Administration (FDA) has assigned a Pre-IND number to the Company’s request for a Type B meeting to discuss its preclinical development of SPX-106T, and finalize its IND application for submission to the FDA

•                  Announced results from using near-infrared spectroscopy on autopsy samples from humans with confirmed cardiovascular disease that showed that atherosclerotic plaques had abnormally high amounts of macrophages and reduced levels of collagen and elastin, similar to mice being studied with D-tagatose, which showed improvement suggesting that D-tagatose not only reduces the number of plaques formed, but also may stabilize atherosclerotic plaques

•                  Announced results showing that SPX-106T arrested development and reduced atherosclerotic plaque in the aortic arch, thoracic aorta and sinus of Valsalva in mice genetically predisposed to cardiovascular disease

•                  Raised $1.15 million in a registered direct offering

•                  Announced the successful completion of a 28-day rat toxicology study of SPX-106, a component of SPX-106T, showing an ample margin of safety with the dosing planned for the first-in-human study later this year

•                  Recent and upcoming trade and professional shows:

•                  September 30-October 5, 2012:  Spherix’s President, Dr. Robert Lodder will present two papers, “Nonparametric Feature Detection for Multifactorial Diseases with Ultrahigh Dimensional Data Spaces” and “Experimental Mechanisms for Suppression of Atherogenesis and Plaque Development” (title tentative), co-authored with Dr. Claire Kruger, Chief Executive Officer, Dr. A. Wallace Hayes, Spherix’s Principal Advisor, and Dr. Dietrich Conze, Spherix’s Science Consultant, at the SciX meeting in Kansas City, MO

•                  March 29, 2012: Dr. Lodder presented a poster, co-authored with Brittney Metts, Sean Thatcher and Dr. Lisa Cassis, on combination therapies for cardiovascular diseases and the metabolic syndrome at the CCTS Spring Conference in Lexington, KY

•                  March 15, 2012: Dr. Lodder presented “Measurement of Lipoproteins in Treatment with SPX-106,” co-authored with Drs. Kruger and Conze and Brittney Metts, at the Pittcon Conference in Orlando

•                  March 12, 2012:  Dr. Lodder, presented “Molecular Factor Computing (MFC) of the Extent of Atherosclerosis in D Tagatose Treatment,” co-authored with Drs. Kruger and Conze, and Molly Binkley, at the Pittcon Conference

•                  February 16, 2012:  Dr. Kruger presented to investors as part of the LHA Life Sciences & Medical Technologies Virtual Conference

•                  Health Sciences Consulting

•                  Recent publications:

•                  Dr. Nancy Booth, Spherix’s Science Consultant, Drs. Kruger and Hayes, and Dr. Roger Clemens, Spherix’s Senior Consultant, authored “An innovative approach to the safety evaluation of natural products: Cranberry (Vaccinium macrocarpon Aiton) leaf aqueous extract as a case study,” accepted for publication by Food and Chemical Toxicology

•                  Drs. Kruger and Booth were quoted by NutraIngredients regarding the American Heart Association’s recent claims regarding the GRAS (Generally Recognized As Safe)

process: http://www.nutraingredients-usa.com/Regulation/AHA-GRAS-attack-reaction-Why-self-affirmed-GRAS-is-not-GRAS-lite

•                  Dr. Kruger was quoted by NutraIngredients recently regarding the FDA’s draft New Dietary Ingredient guidance:  http://www.nutraingredients-usa.com/Regulation/Harvard-professor-NDI-draft-guidance-doesn-t-go-far-enough

•                  Drs. Kruger, Booth and Hayes authored “Exceptions to the New Dietary Ingredient Notification Requirement: Utilizing GRAS as a Path Forward,” in Food Technology, pages 16-18, January 2012

•                  Recent and upcoming trade and professional shows:

•                  Dr. Kruger will be a Guest Lecturer on June 2, 2012, at the USC Health Science Campus, where she will conduct a session entitled “Working Through the GRAS Process” as part of course MPTX 514: Regulation of Foods and Dietary Supplements

•                  Dr. A. Wallace Hayes, Spherix’s Principal Advisor, will co-chair “Debate on Safe Intakes of Omega-3’s” on June 7, 2012, as part of the GOED Exchange 2012 in Boston

•                  January 23-May 7, 2012:  Drs. Kruger and Hayes taught “ENVR E-159 Environmental Toxicology and Risk Management,” during the Spring Term at Harvard University’s Extension School in Cambridge, MA

First Quarter Financial Results

The net loss for the first quarter of 2012 was $1.2 million or $0.31 per share, compared with a net loss of $0.2 million or $0.10 per share for the first quarter of 2011, which included a gain on a settlement of an obligation of $0.8 million.  Research and development expense was $0.4 million in the first quarter of 2012, unchanged from $0.4 million in the first quarter of 2011.  Working capital was $4.6 million as of March 31, 2012, consistent with $4.6 million as of December 31, 2011.  The Company’s cash and cash equivalents as of March 31, 2012 were $4.8 million, compared with $4.9 million as of December 31, 2011. In February 2012 the Company raised $1.15 million in a registered direct offering.

The Company has been notified that the FDA has assigned a Pre-IND number to the Company’s request for a Type B meeting to discuss its preclinical development of SPX-106T and finalize its IND application for submission to the FDA.  A human proof-of-concept trial of SPX-106T is expected to begin in the second half of 2012.  In general, combination therapies have proven to be very effective in treating complex diseases such as cancer, infectious diseases, cardiovascular disease, diabetes and metabolic syndrome because they improve treatment responses and/or minimize development of drug resistance.

Spherix estimates that it will likely take three or more years to complete the studies and clinical trials necessary to attract a pharma partner to complete the development and an additional two to four years to complete all necessary studies for a New Drug Application filing for D-tagatose or SPX-106T.

“We continue to take all the steps necessary to file our IND with the FDA for SPX-106T as a potential treatment for dyslipidemias, including high triglycerides.  We expect to submit our briefing book for a Pre-IND meeting in the coming days, and we are very excited to be moving our combination drug along the development pathway,” said Dr. Claire Kruger.

“As we have previously discussed, Spherix is also actively reviewing compounds to in order to strengthen and diversify our pipeline, and we have launched a combination drug discovery platform based on a dynamic data-driven application simulation approach.  In addition to our own combination drug SPX-106T, we are reviewing Phase I and Phase II assets to roll up into our platform with an eye toward progressing treatments for complex diseases that require more than one drug.   We have confidence in the expertise of the Spherix team to be able to identify compounds to address unmet medical needs,” concluded Dr. Kruger.

Please note that Spherix plans to hold a business update conference call and webcast in mid-to-late July, following the close of the second quarter.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research.  The Company now leverages its scientific and technical expertise and experience through its two subsidiaries — Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is dedicated to developing and licensing/marketing proprietary therapeutic products for treatment of diabetes, metabolic syndrome and atherosclerosis.  Biospherics is exploring new drugs and combinations for treatment of high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke, and would like a pharmaceutical partner to continue development of D-tagatose as a treatment for diabetes.  Spherix’s Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of our products, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop products may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue	$209,562	$306,303

Operating expense
Direct costs	(109,464)	(130,296)
Research and development expense	(371,403)	(355,503)
Selling, general and administrative expense	(885,672)	(932,204)
Total operating expense	(1,366,539)	(1,418,003)

Loss from operations	(1,156,977)	(1,111,700)
Interest income	1,022	1,219
Other income	—	44,630
Gain on settlement of obligations	—	845,000
Loss before taxes	(1,155,955)	(220,851)

Income tax expense	—	(14,485)

Net loss	$(1,155,955)	$(235,336)

Net loss per share, basic	$(0.31)	$(0.10)
Net loss per share, diluted	$(0.31)	$(0.10)

Weighted average shares outstanding, basic	3,722,019	2,448,647
Weighted average shares outstanding, diluted	3,722,019	2,448,647

Condensed Consolidated Balance Sheets

	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$4,808,841	$4,911,350
Trade accounts receivable, net of allowance of $0 and $8,174	146,102	232,507
Other receivables	111,883	53,851
Prepaid research expenses	—	209,780
Prepaid expenses and other assets	87,897	120,427
Total current assets	5,154,723	5,527,915

Property and equipment, net of of accumulated depreciation of $282,451 and $265,502	76,132	91,482
Patents, net of accumulated amortization of $0 and $2,146	—	—
Deposit	35,625	35,625
Total assets	$5,266,480	$5,655,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$220,769	$269,996
Accrued salaries and benefits	278,201	549,815
Deferred revenue	101,052	72,871
Total current liabilities	600,022	892,682

Deferred rent	39,075	47,675
Total liabilities	639,097	940,357

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; 5,250 series B issued and 1 outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 4,167,819 and 3,103,004 issued, 4,159,776 and 3,094,461 outstanding at March 31, 2012 and December 31, 2011, respectively	41,678	31,030
Paid-in capital in excess of par value	43,353,331	42,295,306
Treasury stock, 8,043 shares	(464,786)	(464,786)
Accumulated deficit	(38,302,840)	(37,146,885)
Total stockholders’ equity	4,627,383	4,714,665
Total liabilities and stockholders’ equity	$5,266,480	$5,655,022